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                       USDATA CORPORATION AND SUBSIDIARIES


EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS

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


                                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                                               JUNE 30,                   JUNE 30,
                                                       ======================      ======================
(IN THOUSANDS, EXPECT PER SHARE DATA)                      1998       1997           1998        1997
=============================================================================      ======================
Net earnings (loss):
   Continuing operations                               $   (353)     $   (679)     $   (799)     $ (1,557)
   Discontinued operations                                   --            77        (1,719)          118
                                                       ----------------------      ----------------------
      Net loss                                         $   (353)     $   (602)     $ (2,518)     $ (1,439)
                                                       ======================      ======================
Weighted average common shares outstanding               11,211        11,380        11,156        11,233

Common share equivalents                                     --            --            --            --
                                                       ----------------------      ----------------------

Weighted average common shares and common share
equivalents (if dilutive) outstanding                    11,211        11,380        11,156        11,233
                                                       ======================      ======================
Net loss per common share (Basic & Dilutive)
      Continuing operations                            $  (0.03)     $  (0.06)     $  (0.07)     $  (0.14)
      Discontinued operations                                --          0.01         (0.16)         0.01
         Net loss                                      $  (0.03)     $  (0.05)     $  (0.23)     $  (0.13)
                                                       ======================      ======================
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